EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

CECO Group, Inc.	(Delaware)
CECO Filters, Inc.	(Delaware, subsidiary of CECO Group, Inc.)
CECO Abatement Systems, Inc.	(Delaware, subsidiary of CECO Group, Inc.)
H.M. White, Inc. (f/k/a CECO Energy, Inc.) (d/b/a Kirk & Blum H.M. White Sub in Michigan)	(Delaware, subsidiary of CECO Group, Inc.)
CECOaire, Inc.	(Delaware, subsidiary of CECO Group, Inc.)
The Kirk & Blum Manufacturing Company	(Ohio, subsidiary of CECO Group, Inc.)
kbd/Technic, Inc.	(Indiana, subsidiary of CECO Group, Inc.)
CECO Filters India Pvt. Ltd.	(India, subsidiary of CECO Filters, Inc.)
New Busch Co., Inc.	(Delaware, subsidiary of CECO Filters, Inc.)
Effox, Inc.	(Delaware, subsidiary of CECO Group, Inc.)
GMD Environmental Technologies, Inc. (f/k/a GMD Acquisition Corp.)	(Delaware, subsidiary of CECO Group, Inc.)
FKI Acquisition Corp.	(Delaware, subsidiary of CECO Group, Inc.)
FKI, LLC	(Delaware, subsidiary of FKI Acquisition Corp.)
Kentucky Fabrication (Shanghai) Co., Ltd.	(China, subsidiary of FKI Acquisition Corp.)
CECO Mexico Holdings LLC	(Delaware, subsidiary of CECO Group, Inc.)
CECO Environmental Mexico S. de R.L. de C.V.	(Monterrey, Mexico, subsidiary of H.M. White, Inc.)
CECO Environmental Services S. de R.L. de C.V.	(Monterrey, Mexico, subsidiary of H.M. White, Inc.)